Page 1 of 7 (All pages must be returned) Pruco Life Insurance Company of New Jersey Prudential FlexGuard® indexed variable annuity - New York Flexible Premium Deferred Index-Linked Beneficiary Variable Annuity Annuities Service Center P.O. Box 7960 Philadelphia, PA 19176 Tel 800.513.0805 Fax 800.207.7806 www.prudential.com Overnight, Certified, Registered Delivery: Annuities Service Center 1600 Malone Street Millville, NJ 08332 For use by beneficiaries of annuities for exchange or transfer. A Request for Required Distributions for Beneficiary Annuity Application form must be completed and submitted with this Application. 1. OWNERSHIP INFORMATION ORD 310336 NYP-RILA-IBAPP(7/22)NY B. BENEFICIAL OWNER U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to the Deceased A. DECEDENT Male Female Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) Date of death (mm/dd/yyyy) Name (First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity Street address City State Zip If Trust Ownership, only check one of the two boxes: Entity/Trust Ownership Only (Non-natural person), check one of the two boxes below. This is a Grantor Trust for federal income tax purposes that meets IRC Sections 671-679. Social Security Number (all 9 digits required) or Tax ID Date of trust (mm/dd/yyyy) Name of Grantor (First, Middle, Last, Suffix, Trust or Custodian) Date of birth (mm/dd/yyyy) This is a Qualified Trust for federal income tax purposes that meets and complies with Treasury Regulations Section 1.401(a)(9)-4. Social Security Number (all 9 digits required) or Tax ID Date of trust (mm/dd/yyyy) Name of Oldest Beneficiary (First, Middle, Last, Suffix, Trust or Custodian) Date of birth (mm/dd/yyyy) Type of Ownership Select one: Natural Person(s) UGMA/UTMA Trust- (If selecting a Trust, submit the Certificate of Entity form with this application.)

Page 2 of 7 (All pages must be returned) ORD 310336 NYP-RILA-IBAPP(7/22)NY 1. OWNERSHIP INFORMATION (continued) 2. SUCCESSOR INFORMATION • Select Primary or Contingent Successor type for each successor. The successor type will be Primary if not selected. • Percentage for all Primary Successors must total 100%. Percentage for all Contingent Successors must total 100%. • For more than 3 successors, use section 6 to provide all information requested below for each successor. C. KEY LIFE - REQUIRED U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Beneficial Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Mobile phone Email address • If the Beneficial Owner is an individual, the Key Life must be the Beneficial Owner. However, the Key Life cannot be changed. Accordingly, if you are completing this form as the Successor of an existing successor asset, the Key Life must be the same as on the existing successor asset that you are continuing (in this scenario the Key Life will be a deceased person). • If the Beneficial Owner is a Grantor Trust, the Key Life must be the Grantor. • If a Qualified Trust, the Key Life must be the oldest successor under the applicable trust. Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Trustee Name Date of Trust (mm/dd/yyyy) TRUSTEE NAME AND DATE OF TRUST REQUIRED ONLY IF A TRUST IS LISTED AS BENEFICIARY

Page 3 of 7 (All pages must be returned) ORD 310336 NYP-RILA-IBAPP(7/22)NY 3. ANNUITY INFORMATION A. TYPE OF CONTRACT TO BE ISSUED Non-Qualified Beneficiary Annuity IRA Beneficiary Annuity Roth IRA Beneficiary Annuity Required: The Owner Response column must be completed. Owner Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO Is the intent of this annuity to replace or change any existing individual life insurance policies or annuity contracts? (If yes, complete and submit the required Regulation 60 paperwork) YES NO Is the Beneficiary currently receiving payments or allowances via a stretch or legacy contract from another carrier and is that contract(s) being lapsed, surrendered, substantially surren- dered or otherwise terminated in order to fund the contract being applied for? YES NO C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS B. PURCHASE PAYMENT(S) - Only one Source of Funds per contract is permitted. Source of Funds Payment Type Qualified Non-Qualified Expected Amount Company Name (if applicable) Account Number (if applicable) Transfer/Exchange Form Provided Transfer 1035 Exchange Direct Rollover $

Page 4 of 7 (All pages must be returned) ORD 310336 NYP-RILA-IBAPP(7/22)NY 5. ALLOCATION OPTIONS - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS Index Strategies Point to Point with Cap Rate MSCI EAFE 1 Year 10% Buffer S&P 500® 1 Year 10% Buffer MSCI EAFE 1 Year 15% Buffer S&P 500® 1 Year 15% Buffer S&P 500® 1 Year 100% Buffer MSCI EAFE 3 Year 10% Buffer MSCI EAFE 3 Year 20% Buffer S&P 500® 3 Year 10% Buffer S&P 500® 3 Year 20% Buffer MSCI EAFE 6 Year 20% Buffer S&P 500® 6 Year 20% Buffer Tiered Participation Rate MSCI EAFE 6 Year 10% Buffer S&P 500® 6 Year 10% Buffer Variable Options Domestic Equity Large-Cap Value MFS® Value Series – Service Class International Equity MFS® International Growth Portfolio – Service Class Asset Allocation MFS® Total Return Series – Service Class Domestic Fixed Income MFS® Total Return Bond Series – Service Class Money Market (Holding Account) PSF PGIM Government Money Market Portfolio – Class III We will only allow allocation to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates. 4. INDEX EFFECTIVE DATE: ONE OPTION MUST BE CHOSEN We will issue your Contract once we receive this application, the first Purchase Payment and other required documents in Good Order. Note: Any additional Purchase Payments received after the initial allocation to the Index Strategies (Index Effective Date) will be allocated to the Holding Account, unless other Variable Options are provided, and cannot be invested in the Index Strategies until the following Index Anniversary. Index Strategy Rates: You will receive the Index Strategy Rates that were in effect on the date your application was signed provided we receive the application in Good Order within 15 calendar days from the date it was signed and your Index Effective Date is within 45 cal- endar days from the date the application was signed. If both of these conditions are not met, you will receive the Index Strategy Rates that are in effect on your Index Effective Date. Choose one of the following options if you are allocating some or all of your funds to any Index Strategy(ies). If you are allocating 100% of your funds to the Variable Options please go to Section 5. Earliest Index Effective Date: We will issue your Contract and allocate your first Purchase Payment to any Variable Options and Index Strategies indicated. Defer Index Effective Date for 45 Days from the application signed date: We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Transfer Account for 45 days. We will automatically transfer any Account Value in the Transfer Account to the Index Strategies on Day 45 using the Index Strategy Rates in effect on the day this application was signed. Defer Index Effective Date Until a Specific Date: We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Transfer Account. We will automatically transfer any Account Value in the Transfer Account into the Index Strategies on (date of your choice) using the Index Strategy Rates in effect on the date your application was signed provided your Index Effective date is within 45 days from the date your application was signed. Any Account Value remaining in the Transfer Account through day 45 will be transferred to the Holding Account where funds will be automatically transferred to the Index Strategies on the date specified above using the Index Strategy Rates in effect on that Valuation Day. Percentages among the Index Strategies and Variable Options must total 100%. Total %

Page 5 of 7 (All pages must be returned) ORD 310336 NYP-RILA-IBAPP(7/22)NY 6. ADDITIONAL INFORMATION If needed for: • Special Instructions • Interested Parties (include name, social security number, date of birth and address.) • Successors (include Successor’s full social security number, name, address, date of birth, relationship to the Beneficial Owner, the Successor type (Primary or Contingent) and the applicable percentage.) 7. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) • I received a current prospectus and the required New York disclosure for this annuity; and • The Account Value, in the Index Strategies, may be affected by an Index, but the Index Strategies do not participate directly in any Index while the variable Sub-Accounts do participate directly in the market; and • Pruco Life Insurance Company of New Jersey reserves the right to temporarily suspend the availability of renewal index options if the company is unable to support the guarantees for these options due to yield on investments or the cost and availability of hedging options to support the replication of the index strategy credits; and • The Holding Account is not guaranteed and may lose value; and • If I take a Partial Withdrawal, Surrender my Annuity, annuitize my Annuity or if a Death Claim is processed prior to completion of an Index Term, Pruco Life Insurance Company of New Jersey will use an Interim Value to determine the fair market value of my Index Strategy on the Valuation Day of the transaction; and • Pruco Life Insurance Company of New Jersey may limit or reject additional Purchase Payments in a non-discriminatory manner if market and/or economic conditions decline to a point where the yield on investments or the cost and availability of hedging options to support the replication of the index strategy credits do not allow us to support the guarantees of the Annuity or if Pruco Life Insurance Company of New Jersey offers a modified version of this contract for new business or is not making the contract available to new business; and • Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and • If I cancel this application at any time and for any reason then Pruco Life Insurance Company of New Jersey will automatically cancel any associated transfer of assets requests even in situations where a replacement application is submitted. In this latter scenario, a new transfer of assets request would be required. The new transfer of assets request could cause the Issue Date to differ from the date that would have been associated with the original application and transfer of assets request. Index Credits (positive or negative) are based on a number of factors including the applicable Index Strategy Rates and the Index Values, which are subject to daily fluctuation and measured from the Issue Date; and • The index return may be positive, negative or zero and investment in this contract may result in a loss of principal. In some instances, the potential investment loss for this product may be significantly greater than the potential investment gain. • To the best of my knowledge and belief the statements made in this application are true and complete. By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements:

Page 6 of 7 (All pages must be returned) ORD 310336 NYP-RILA-IBAPP(7/22)NY REQUIRED: State where this application was signed (If application is signed in a State other than the Beneficial Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Beneficial Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) For Trust Owned Agreements: Key Life Signature Date of Signature (mm/dd/yyyy) If signing on behalf of a entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE TITLE (if any) 7. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) This form, and the information contained within, is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Pruco Life Insurance Company of New Jersey is not acting as your fiduciary as defined by any applicable laws and regulations. Please consult with your financial professional about managing or investing your retirement savings. Required: The Financial Professional Response column must be completed. Financial Professional Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO Is the intent of this annuity to replace or change any existing individual life insurance policies or annuity contracts? (If yes, complete and submit the required Regulation 60 paperwork) YES NO 8. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Page 7 of 7 (All pages must be returned) ORD 310336 NYP-RILA-IBAPP(7/22)NY 9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) I am authorized and licensed to recommend and sell this variable annuity product. I have reviewed all training materials pro- vided by Pruco Life Insurance Company of New Jersey and completed all training required by Pruco Life Insurance Company of New Jersey and applicable laws. I have fully discussed and explained to the Owner the annuity features and charges, including applicable restrictions and any non-guaranteed elements, and all relevant considerations, both favorable and unfavorable, that support the basis for my recommendation. I represent that: • this annuity is in the best interest of the Owner based on information provided by the Owner as to his/her/their investment time horizon, goals and objectives, financial situation, and insurance needs; • the basis for this recommendation has been communicated by me to the Owner and documented as may be required; and • when I made this annuity recommendation, I did so in my capacity as a registered representative of a FINRA registered broker-dealer; complied with Regulation Best Interest and/ or FINRA rules and all applicable New York laws and regulations; and provided the Owner with all disclosures required under such regulations and rules. I certify that I have truly and accurately recorded on this application the information provided by the Owner and by myself. I acknowledge that Pruco Life Insurance Company of New Jersey and its affiliates will rely on this Statement. A. FINANCIAL PROFESSIONAL(S) USE ONLY Percentage % ID Number Telephone Number Email address Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Name (First, Middle, Last ) B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) Financial Professional Signature Date of Signature (mm/dd/yyyy) Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE SIGN HERE Commission Option A Commission Option B Commission Option C Please contact your home office for available Commission Options or with any questions.